UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2012
______________________________

U.S. CONCRETE, INC.
(Exact name of registrant as specified in its charter)

Delaware    001-34530    76-0586680
(State or other jurisdiction     (Commission File Number)    (IRS Employer
of incorporation)         Identification No.)

331 N. Main Street Euless, Texas 76039 (Address of principal executive offices, including ZIP code)
(817) 835-4105 (Registrant’s telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)
_______________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

U.S. Concrete, Inc. (the “Company”) held its 2012 annual meeting of stockholders (the “Annual Meeting”) on May 7, 2012. At the Annual Meeting, there were 11,245,174 shares of common stock of the Company present in person or by proxy and entitled to vote. The Company’s stockholders were asked to vote on three proposals: (1) the election of seven directors, (2) the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2012 and (3) the approval of an amendment to the Company’s 2010 Management Equity Incentive Plan.

Proposal #1 – Election of Directors. The stockholders elected the seven nominees listed below to hold office until the 2013 annual meeting of stockholders and until their respective successors are duly elected and qualified, by the following vote:

Nominee	For	Against	Abstain	Broker Non-Votes
Eugene I. Davis	7,208,904	0	1,730,533	2,305,737
William J. Sandbrook	8,933,748	0	5,689	2,305,737
Kurt M. Cellar	7,221,292	0	1,718,145	2,305,737
Michael D. Lundin	8,925,131	0	14,306	2,305,737
Robert M. Rayner	8,921,748	0	17,689	2,305,737
Colin M. Sutherland	8,911,131	0	28,306	2,305,737
Theodore P. Rossi	8,927,131	0	12,306	2,305,737

Proposal #2 – Ratification of Grant Thornton LLP. The stockholders approved the ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2012, by the following vote:

For	Against	Abstentions	Broker Non-Votes
10,492,675	2,227	272	0

Proposal #3 – Approval of Amendment to 2010 Management Equity Incentive Plan. The stockholders approved an amendment to the Company’s 2010 Management Equity Incentive Plan to reallocate shares to increase the maximum number of shares available for awards to non-executive directors, by the following vote:

For	Against	Abstentions	Broker Non-Votes
8,112,028	77,372	37	2,305,737

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. CONCRETE, INC.

Date: February 27, 2013                By: /s/ William J. Sandbrook_______
Name: William J. Sandbrook
Title: President and Chief Executive Officer